                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          VIE DE FRANCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

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     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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
                            VIE de FRANCE CORPORATION
                              85 South Bragg Street
                           Alexandria, Virginia 22312
                                 (703) 750-9600

TO THE STOCKHOLDERS:

      Notice is hereby given that the Annual Meeting of Stockholders of Vie de France Corporation (the "Company") will be held at the Hyatt Regency Bethesda, One Bethesda Metro Center, Bethesda, Maryland 20814 on Wednesday, October 25, 1995, at 10:00 a.m. for the following purposes:

      1. To elect seven directors to hold office for one year and until their successors are elected and qualify;

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only the stockholders of record at the close of business on September 15, 1995 will be entitled to vote at the meeting.

      All stockholders are requested to be present in person or by proxy. For the convenience of those stockholders who do not expect to attend the meeting in person and desire to have their stock voted, a form of proxy and an envelope for which no postage is required, are enclosed. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

      Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the meeting. Your cooperation is appreciated since a majority of the Common Stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.



By Order of the Board of Directors




Jean-Louis Vilgrain
Chairman of the Board

Alexandria, Virginia
September 25, 1995

                            VIE de FRANCE CORPORATION
                              85 South Bragg Street
                           Alexandria, Virginia 22312

                                 PROXY STATEMENT

      This Proxy Statement is furnished to stockholders of Vie de France Corporation in connection with the Annual Meeting of Stockholders to be held October 25, 1995. This Proxy Statement, the notice to stockholders, and the proxies are being mailed to stockholders on or about October 2, 1995.

                             SOLICITATION OF PROXIES

      Proxies in the form enclosed are solicited by and on behalf of the Board of Directors of the Company. The individuals named as proxies are Mr. Jean-Louis Vilgrain and Mr. Stanislas Vilgrain. Proxies may be solicited by use of the mails, by personal interview, or by telephone and may be solicited by officers and directors, and by the other employees of the Company. All costs of solicitation of proxies will be borne by the Company.

      All shares represented by proxies received will be voted in accordance with instructions contained therein. In the absence of voting instructions, the shares will be voted for the nominees listed herein. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      At the close of business on September 15, 1995, there were 13,780,793 shares of Common Stock outstanding, which represent all of the voting securities of the Company. Each share of Common Stock is entitled to one vote. Stockholders do not have cumulative voting rights in the election of directors. Only stockholders of record at the close of business on September 15, 1995 will be entitled to vote at the meeting. Abstention from voting will be counted neither for nor against the election of any nominee for director.

      The following table sets forth, as of August 31, 1995, certain information as to the number of shares of Common Stock of the Company beneficially owned by each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock based upon reports on schedule 13D filed with the Securities and Exchange Commission or other reliable information.

                                                         TITLE           NUMBER         PERCENT
NAME AND ADDRESS                                       OF CLASS        OF SHARES       OF CLASS
----------------                                       --------        ---------       --------
Food Research Corporation                           Common Stock        7,045,588        51.1%
85 South Bragg Street, Suite 600
Alexandria, Virginia 22312

Gruber McBaine Capital Management                   Common Stock        1,468,357        10.7%
50 Osgood Place
San Francisco, California  94133

--------------------

      The following table sets forth as of August 31, 1995 the beneficial ownership of each director, nominee for director, each named executive officer, and the directors and executive officers as a group.

                                                                        NUMBER          PERCENT
NAME                                                                  OF SHARES        OF CLASS
----                                                                  ---------        --------
Jean-Louis Vilgrain............................................              (1)
Alexandre Vilgrain.............................................              (1)
Stanislas Vilgrain (2).........................................          126,625 (1)     *
Richard M. Tolbert (2).........................................           19,500         *
Alan Esenstad (2)..............................................           32,500         *
William Peachey (2)............................................           32,500         *
Arthur Stouffs (2).............................................           32,500         *
Directors, nominees and officers
  as a group (11 persons)(1)(2)(3).............................        7,289,213       52.9%

 *    Less than one percent

(1) Jean-Louis Vilgrain, Chairman of the Company, is Chairman and President of Food Research Corporation ("FRC"). FRC is owned 77% by Secria Europe, S.A. ("Secria Europe") and 23% by Mrs. Odette Vilgrain, the mother of Jean-Louis Vilgrain. Jean-Louis Vilgrain, who is also a director of Secria Europe, may be deemed to be the beneficial owner of 100% of Secria Europe, whose capital is held in equal amounts by the five children of Jean-Louis Vilgrain, of whom Stanislas Vilgrain is an officer and director of the Company and Alexandre Vilgrain is a director.

      As a result of his potential beneficial ownership Secria Europe, and Secria Europe's 77% ownership of FRC, Jean-Louis Vilgrain may be deemed to be the beneficial owner of the 7,045,588 shares of common stock of the Company held directly by FRC. In addition, as a result of their ownership of 20% each of the capital of

      Secria Europe, Stanislas and Alexandre Vilgrain each may be deemed to be the beneficial owner of these 7,045,588 shares of common stock of the Company held by FRC.

(2) Includes options to purchase the Company's Common Stock granted under Stock Option Plans that are exercisable currently or within 60 days after August 31, 1995 in the amounts of 95,125 shares for Mr. S. Vilgrain, 19,500 shares for Mr. Tolbert, 31,500 shares for Mr. Esenstad, 31,500 shares for Mr. Peachey, 31,500 shares for Mr. Stouffs and 209,125 shares for all directors, nominees and officers as a group (11 persons).

(3) Includes new nominees for director, Mssrs. Hackney, Naddaff, and Youngman, none of whom beneficially owns any stock in the Company.

--------------------

                              ELECTION OF DIRECTORS

      Seven nominees for director are to be elected to the Board of Directors for one year to serve until the annual meeting of stockholders in 1996 and until their successors are elected and qualified. Four nominees are currently serving as directors, while three nominees, Mssrs. James Hackney, George A. Naddaff, and Carl M. Youngman are being nominated for their initial term.

      Unless otherwise specified, proxies received will be voted for the election of the nominees set forth below. All such nominees have indicated that they are willing and able to serve as directors. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. Each director will be elected by a plurality vote of Common Stock represented, in person or by proxy, at the annual meeting. Therefore, an abstention from voting will be counted neither for nor against the election of any nominee for director.

      Mr. Jean-Louis Vilgrain, age 61, has been Chairman of the Company since September 1977 and has served as director since November 1974. In addition, Mr. Vilgrain served as Chief Executive Officer from September 1977 until October 1993. Mr. J.L. Vilgrain is Chairman and President of the JLVilgrain Group, and is President of Secria Europe, a French holding company controlling the JLVilgrain Group. The JLVilgrain Group is an international consortium of food related businesses and industries with interests ranging from production engineering to retail food establishments. He is also Chairman and President of Food Research Corporation, a holding company for Vie de France as well as African and Pacific Rim companies. Mr. J.L. Vilgrain was President from 1978 to 1989 of Grands Moulins de Paris, an international milling and food processing company incorporated in France.

      Mr. Stanislas Vilgrain, age 36, was appointed President and Chief Executive Officer in October 1993, having served as President and Chief Operating Officer since June 1991 and as a director since 1991. He served as President of the Vie de France Culinary Division from July 1987 to June 1991. Previously, he was employed by the Company as Director of Staff Operations from August 1986 through June 1987. He was Manager of the Company's San Francisco bakery from January 1986 through August 1986, after having served as Assistant Manager of the Denver bakery from July 1984 through December 1985. Prior to joining the Company, he was Assistant to the Director of Research & Development for the Bakery Division of Grands Moulins de Paris from June 1983 to July 1984, and was Regional Manager of Operations and Sales from July 1982 through May 1983 for O.F.U.P., a publication distributor in Paris, France. Mr. Stanislas Vilgrain is the son of Mr. Jean-Louis Vilgrain and brother of Mr. Alexandre Vilgrain.

      Mr. Alexandre Vilgrain, age 39, has been employed by S.O.M.D.I.A.A., an international food processing company, since 1980. He has served in the capacity of Vice General Manager since January 1987. From January 1982 to December 1986 he served as Secretary, and from April 1980 to December 1981 he was Field Manager of that company. Mr. A. Vilgrain also serves as the President of DeliFrance Asia. He was elected to the board of directors of Vie de France in 1991. Mr. Alexandre Vilgrain is the son of Mr. Jean-Louis Vilgrain, and the brother of Mr. Stanislas Vilgrain.

      Mr. Bruno Goussault, age 53, has been employed since 1991 by Centre de Recherche d'Etude pour l'Alimentation (a food industry research center) as Scientific Managing Director. From 1981 to 1990, he served as Director of Research for the Institut Superieur de l'Alimentation (Food Industry Institute), while from 1975 to 1981 he served as Assistant Laboratory Director for the Institute. Prior to working at the Institute, Mr. Goussault worked in a number of capacities within the food engineering industry. Mr. Goussault received an advanced degree in engineering from the world renown National School of Agricultural and Food Industries. He also holds several other advanced degrees, including a Doctorate of Economic Development. Mr. Goussault is considered internationally as a leading expert in the sous vide field. He became a member of the Company's board of directors in 1993.

      Mr. James V. Hackney, age 45, has been legal counsel and advisor in the arena of international banking and finance for the government and private sector. From August, 1995 to the present, Mr. Hackney has worked as a partner with Cooper Liebowitz, Royster & Wright. From 1993 to 1995, he held the position of Counsellor to the Secretary of the United States Department of Commerce, advising the Secretary on a range of strategic policy initiatives. From 1990 to 1993, Mr. Hackney served as principal for London Manhattan Company, a boutique private international merchant banking firm. Prior to that, he has worked as an attorney for White & Case and previously for Steptoe & Johnson. Mr. Hackney holds B.A. and J.D. degrees from the University of Pennsylvania.

      Mr. George A. Naddaff, age 65, has developed a number of successful businesses throughout his career. From 1988 to 1992 he served as the founder, Chairman, and CEO of Boston Chicken, Inc. From 1986 to present he is the Chairman and President of Business Expansion Capital Corporation, which originally helped launch Boston Chicken and Mulberry Child Care Centers. From 1980 to 1986 he founded and developed VR Business Brokers, which during his tenure became a leader in the business brokerage industry. He successfully grew that business into 350 offices nationwide. Prior to VR Business Brokers, in 1967 to 1970, Mr. Naddaff owned and operated the franchise operations for greater Boston for Kentucky Fried Chicken. Mr. Naddaff's experiences dwell heavily in start-ups with strong emphasis on marketing, organization, and strategic planning.

      Mr. Carl M. Youngman, age 53, has over twenty years of experience in executive-level positions. From 1993 to the present, Mr. Youngman has served as Chairman and Chief Executive Officer of Whole Systems International, a supplier of quality program and training materials to pharmaceutical companies. From 1991 to 1992, Mr. Youngman was hired to serve as President and Chief Executive Officer of Southworth International, Inc., with the objective of returning that corporation to profitability, an objective achieved and exceeded with record sales and profits after an eighteen-month period. Prior to that, he served as Chief Executive Officer of Sun-Times Distribution Systems, Inc. and was responsible for restructuring and selling that company on behalf of its owners. From 1982 to 1988, Mr. Youngman served as Chairman and Chief Executive Officer of Command Performance, Inc., during which time he brought that company out of Chapter 11 Bankruptcy court, re-designed many aspects of the company and established it as an industry leader. The company was acquired by a larger company in 1988. Mr. Youngman holds a degree in Electrical Engineering and a Master's Degree from Harvard Business School.

      The Company's Board does not have standing Nominating Committee, nor does it have a committee performing similar functions. Active committees of the Board include the Audit Committee, the Stock Option Committee, the Technology Committee, and the Compensation Committee.

      The Audit Committee was made up of Mr. Tolbert and Mr.Philippe Newton, a director of the Company until June 15, 1995. It is proposed that Mr. Hackney and Mr. Youngman will serve as members of this committee upon their election to the Board of Directors. The Audit Committee's functions include making recommendations to the Company regarding the selection of independent accountants, conferring with the independent accountants and reviewing the scope and fees of the prospective annual audit and the results of their work, reviewing the financial statements and reviewing the adequacy of the internal auditing, accounting, and financial controls and procedures. The committee held one meeting last year, at which all committee members were present.

      The Stock Option Committee was established pursuant to the adoption of the 1992 Stock Option Plan, and was made up of Mr. Tolbert and Mr. Newton, until his resignation. It is anticipated that Mr. Hackney and Mr. Youngman will serve as members of this committee. The Stock Option Committee's function is grant options to those employees eligible to participate in, and to administer, the 1992 Stock Option Plan. The committee held one meeting last year, at which all committee members were present.

      The Technology Committee is made up of Mr. Goussault and Mr. Stanislas Vilgrain. The Technology Committee's function is to oversee the implementation, application, efficiency and quality standards of sous vide technology to the Company's production facilities. This committee meets through on-site inspection and performs written recommendations to Company management on a as-needed basis.

      The Compensation Committee was established in fiscal year 1994 to set and oversee the compensation policy for the CEO of the company and was composed of Mr. Tolbert and Mr. Newton. While no compensation matters came before the Committee during fiscal year 1995, the full Board fulfilled these functions during the year. The Board intends to continue to fulfill these functions, and accordingly, intends to disband this Committee.

      During fiscal year 1995, there was one regular meeting of the Board of Directors. Each Board member attended the meeting during his respective directorship, with the exception that Mr. A. Vilgrain was unable to attend the meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires Vie de France Corporation's officers, directors and persons who own more that ten percent of a registered class of Vie de France Corporation Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and to furnish copies of all Section 16(a) forms to Vie de France Corporation.

      Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, Vie de France believes that during the last fiscal year the following report was not filed as of the deadline required by
Section 16: Form 3 for Mr. Arthur Stouffs. The Company believes that all required filings have now been made.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table provides information concerning compensation paid by the Company to each of the named executive officers of the Company for each of the Company's last three fiscal years.

                                SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------

                                              ANNUAL COMPENSATION         LONG TERM
                                        -------------------------------     STOCK         ALL
                                                               OTHER        OPTION       OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY     BONUS       ANNUAL       AWARDS    COMPENSATION
                                          ($)       ($)     COMPENSATION      (#)       ($)(5)
                                                                ($)
-------------------------------------------------------------------------------------------------
STANISLAS VILGRAIN (1,2)
 President and Chief Executive
   Officer                        1995     110,000     7,000      6,000       8,000      4,956
 President and Chief Operating
   Officer                        1994     110,000   120,000      6,000      17,500
 President and Chief Operating
   Officer                        1993      90,000    15,000      6,000       8,000

ALAN V. ESENSTAD
 Vice President - Chief
   Financial Officer              1995      89,000    14,500       None       5,000      2,953
                                  1994      89,000    35,000       None      12,000
                                  1993      70,000     9,800       None       5,000

WILLIAM N. PEACHEY (3)
 Vice President - Culinary
   Operations                     1995      89,000    45,000       None       5,000      4,615
                                  1994      89,000     5,000       None      12,000
                                  1993      70,000         0       None       5,000

ARTHUR J. STOUFFS (4)
 Vice President - Culinary Sales  1995     150,700      None      4,358       5,000      3,890
                                  1994     120,178      None      3,350      12,000
                                  1993      50,000    81,800       None       5,000
-------------------------------------------------------------------------------------------------

(1) Mr. Stanislas Vilgrain could be deemed to own a majority of the stock of the Company. See "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF", Note 1.

(2) At the October 1993 meeting of the Board of Directors, Mr. Stanislas Vilgrain was appointed Chief Executive Officer, succeeding Mr. Jean-Louis Vilgrain in that position.

(3) Effective September 18, 1995, Mr. William N. Peachey relinquished his position as Vice President of Culinary Operations. He continues to hold the position of Chairman of the Board for the Company's Norwegian subsidiary.

(4) Effective the beginning of fiscal year 1994, Mr. Arthur Stouffs is compensated solely on the basis of a percentage of sous vide product sales.

(5) All other compensation consists of: (a) $4,706, $2,758, $1,830 and $3,170 for 401(k) and supplemental retirement plan matching funds for Mr. S. Vilgrain, Mr. Esenstad, Mr. Peachey and Mr. Stouffs, respectively; and (b) $250, $195, $2,785 and $720 for excess group term life insurance for Messrs. S. Vilgrain, Esenstad, Peachey, and Stouffs respectively.


--------------------

STOCK OPTIONS

      The following table sets forth certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during the Company's 1995 fiscal year. No stock appreciation rights were granted during fiscal year 1995.

                        OPTION GRANTS IN FISCAL YEAR 1995
-------------------------------------------------------------------------------------------
                  CURRENT YEAR INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
--------------------------------------------------------------------   VALUE AT ASSUMED
       NAME            OPTIONS    PERCENT OF   EXERCISE   EXPIRATION    ANNUAL RATES OF
                       GRANTED       TOTAL     OR BASE      DATE          STOCK PRICE
                        (#)(2)      OPTIONS     PRICE                  APPRECIATION FOR
                                  GRANTED TO    ($/SH)                  OPTION TERM (1)
                                   EMPLOYEES                         ----------- ----------
                                   IN FISCAL                           5% ($)     10% ($)
                                     YEAR
-------------------------------------------------------------------------------------------
Stanislas Vilgrain         8,000        10.4%      3.500   10/28/04      17,609     44,625

Alan V. Esenstad           5,000         6.5%      3.500   10/28/04      11,006     27,890

William N. Peachey         5,000         6.5%      3.500   10/28/04      11,006     27,890

Arthur J. Stouffs          5,000         6.5%      3.500   10/28/04      11,006     27,890
-------------------------------------------------------------------------------------------

(1) The potential realizable value uses the hypothetical rates imposed by the Securities and Exchange Commission and is not intended to forecast future appreciation, if any, of the Company's stock price. Note that the value indicated is a net amount, since the aggregate exercise price has been deducted from the final appreciated value.

(2) All options were granted pursuant to the 1992 Stock Option Plan. Grants become exercisable to the extent of 25% of the total on the day of grant, and 25% for each of the first three anniversaries from the date of grant. Under the 1992 Plan, each option granted under the Plan must be exercised only while the employee continues in the employ of the Company, or within three months thereafter, or within one year after the employee's death or total and permanent disability, if the death or total and permanent disability occurs while employed or if the death occurs during the three months after termination; provided that no option is exercisable after its expiration date. All options granted in fiscal year 1995 expire within ten years from the date of grant. All unvested options of an optionee become fully vested and exercisable upon the death or total and permanent disability of an optionee and all unvested options of all optionees, become fully vested and exercisable upon a change of control of the Company. Change of control is defined as an event, the result of which would be that more than 50% of the voting stock of the Company would be owned by persons or entities other than Food Research Corporation or any persons controlling or controlled by Food Research Corporation.

--------------------

      The following table sets forth certain information regarding stock options exercised by the executive officers named in the Summary Compensation Table during the Company's 1995 fiscal year and the year-end values of unexercised options held by such executive officers.


                     AGGREGATED OPTION EXERCISES IN 1995 FISCAL YEAR
                            AND FISCAL YEAR-END OPTION VALUES
-----------------------------------------------------------------------------------------------
         Name              Shares         Value          Number of       Value of unexercised
                          acquired    realized ($)      unexercised      in-the-money options
                         on exercise                 options at FY-End         at FY-End
                                                        exercisable\         exercisable\
                                                       unexercisable       unexercisable (1)
-----------------------------------------------------------------------------------------------
Stanislas Vilgrain          None           None       76,750  \  26,750    $68,625  \ $ 13,500

Alan V. Esenstad            None           None       23,500  \  13,500      15,938  \   3,750

William N. Peachey          None           None       23,500  \  13,500      15,938  \   3,750

Arthur J. Stouffs           None           None       23,500  \  13,500      15,938  \   3,750
-----------------------------------------------------------------------------------------------

(1) Calculated on the basis of the number of shares subject to each such option multiplied by the excess of the fair market value of a share of Common Stock at fiscal year end over the exercise price of such option.


--------------------

COMPENSATION OF DIRECTORS

      Each Director, except for the Chairman and the President receives $7,000 per year for serving on the Board of Directors. For fiscal 1995, the Chairman of the Board received a total of $1,000 for serving in that capacity. Members of the Audit Committee and the Stock Option Committee receive $1,000 each for service on each of these committees. No fees are paid to members of the Technology Committee, except as set forth below, or to members of the Compensation Committee. The Company also reimburses directors for their costs incurred in attending meetings of the Board of Directors.

      Mr. Goussault, who serves on the Technology Committee, provides engineering consulting services to the Company through his own company, at his normal billing rates. As a member of the Technology Committee, Mr. Goussault is paid an annual fee of $15,000, less the amount of any engineering consulting fees paid to him during the fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

      Mr. Stanislas Vilgrain, CEO and Messrs. Jean-Louis Vilgrain and Richard Tolbert, former officers of the Company, are members of the Board of Directors and participated in deliberations concerning executive officer compensation.

             BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

      In fiscal year 1995 the full Board established and oversaw the compensation policy.

EXECUTIVE COMPENSATION OBJECTIVES AND POLICIES

      The Board of Directors evaluates and sets the base salary for the CEO. The CEO evaluates and sets the base salaries for all other executive officers. In addition, the Board evaluates and sets the parameters for the Executive Incentive Compensation Plan ("EICP"). The Stock Option Committee of the Board of Directors administers the Company's 1992 Stock Option Plan. The Stock Option Committee consists solely of non-employee directors who are not eligible to participate in the option plan that they administer.

      The major objective of the Company's compensation program is to align compensation with business results. The Company's program is designed to (1) attract, retain, and reward senior management who are able to meet and exceed business objectives, (2) tie a meaningful portion of compensation to the achievement of improved earnings growth and other business objectives, and (3) provide stock-based long term incentives to executives that directly link their compensation to stock appreciation. To this end, the components of the compensation program include base salary, results-based cash incentives, and long-term equity-based rewards.

      Base Salary

      The Directors set the base salary for the CEO based upon the historical salary levels for the past five years, along with Company performance and prevailing food service industry conditions. The CEO sets base salary for each other executive officer based on the relative level of responsibility of the respective position within the organization, and the base salaries paid to executives holding similar positions within the same industry.

      Incentive Compensation

      The EICP provides the opportunity for eligible executives to earn a specified percentage of division and/or Company operating income, or achievement of pre-determined objectives. The Board establishes the percentages and goals for the CEO, and the CEO establishes the percentages and the goals for each other eligible participant based on the responsibility of each participant's position. The percentage so established for each executive officer is then applied to revenues, profits, and achievement of targeted profit levels, or a combination thereof, as deemed appropriate by the Board or the CEO, as the case may be. No profit related incentive compensation is paid to these executives should the results of the division be unprofitable.

      Stock Option Program

      The 1992 Stock Option Plan was established to provide additional incentive and reward to those executives who deliver the results that maximize stockholder value. Stock Options valued at fair market value as of the date of grant provide potential reward based on the Company's future stock performance. Additionally, the option program for executives utilizes vesting periods to encourage key executives to continue in the employ of the Company. One of the factors considered by the Stock Option Committee in granting options is the relative level of responsibility of the executive officer's position within the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      The compensation level for Mr. Stanislas Vilgrain, CEO is a combination of salary, incentive compensation, and stock options. The Board reviews and sets the salary level of the CEO on an annual basis, after consideration of company performance relative to its business plan, individual performance of the CEO, the expected objectives for the coming year, and other factors that the Board may, in its discretion, deem relevant at that time.

      In recognition of the responsibilities of the CEO, including that of attaining the goal of Company profitability, the Board established Mr. S. Vilgrain's incentive compensation program to include 2% of pre-tax Company profits, 3% of pre-tax Company profits if above budget, and other discretionary compensation as the Board deems appropriate.

      In preparation for making any decision regarding the grant of stock options, the Stock Option Committee evaluates Mr. S. Vilgrain's past achievements and his critical leadership role in the Company's future success. In addition, the Stock Option Committee is mindful of the goals described above and its intent to use the Stock Option Plan as a means to align the financial interest of the CEO with those of the Company's stockholders.

                                         Jean-Louis Vilgrain
                                         Stanislas Vilgrain
                                         Alexandre Vilgrain
                                         Richard M. Tolbert
                                         Bruno Goussault
                                         The Board of Directors of the Company

                        FIVE-YEAR PERFORMANCE COMPARISON

      The following graph shows the changes over the past five-year period in the value of $100 invested in Common Stock of the Company, the NASDAQ Stock Market-US Index, the Standard & Poor's Restaurants Index and the Dow Jones Food Index. As a result of the sale of the Restaurant Division in fiscal year 1994, the Company now considers the Dow Jones Food Index to be the appropriate comparison index.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG VIE DE FRANCE CORPORATION, THE NASDAQ STOCK MARKET-US INDEX
                         AND THE DOW JONES FOOD INDEX


                            6/90     6/91     6/92     6/93     6/94     6/95
                            ----     ----     ----     ----     ----     ----
VIE de FRANCE CORPORATION    100      89       95      157      179      146
NASDAQ STOCK MARKET-US       100     106      127      160      162      215
DOW JONES FOOD               100     121      133      134      133      170



* $100 INVESTED ON 06/30/90 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.

                              CERTAIN TRANSACTIONS

      The Company has a $4.9 million deposit with a European bank which earns interest at a rate which the Company believes to be in excess of the prevailing short-term interest rates in the United States. This deposit has been pledged as collateral to the Bank with respect to funds loaned to a party controlled by Mr. Jean-Louis Vilgrain. The deposits have been established with six-month maturities, establishing an exchange rate commitment between the Bank and the affiliated party. The deposit is unrestricted, and is available for the Company's use in advance of the maturity date without penalty to the Company. The Company is unaware of any debt covenants with which the above related party is in default.

      The Company currently is owed $1,966,646 of principal in the form of Notes Receivable from Food Research Corporation, the majority stockholder of the Company. Interest is assessed to FRC at rates which the Company believes to approximate prevailing market rates.

      The Company has a consulting agreement with Food Investors Corporation ("FIC"), which is majority owned by the Secria Europe, S.A. FRC, the majority stockholder of the Company, is also majority owned by Secria Europe. Pursuant to the consulting agreement, FIC provides services related to management, planning, strategy development and pursuing world-wide interests of the Company. This agreement is renewable by the Company annually. The amount paid by the Company to FIC in fiscal year 1995 was $144,000.

                             INDEPENDENT ACCOUNTANTS

      Price Waterhouse, certified public accountants, was selected by the Board of Directors as independent accountants to examine the financial statements of the Company for the fiscal year ended June 24, 1995. Price Waterhouse was first engaged in 1973. The Company selects its independent accountants for each fiscal year during the third quarter of such year, and accordingly, the selection has not yet been made for fiscal 1996. It is anticipated that representatives of Price Waterhouse will be present at the meeting, and will be given an opportunity to respond to appropriate stockholder questions and to make a statement, if they so desire.

                  STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

      Proposals of stockholders intended to be presented at the next annual meeting in order to be included in the 1996 proxy statement must be received by the Corporate Secretary, Vie de France Corporation, 85 South Bragg Street, Alexandria VA 22312, no later than June 7, 1996.

By Order of the Board of Directors

Jean-Louis Vilgrain
Chairman of the Board

        PROXY                                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VIE DE FRANCE CORPORATION              The undersigned hereby appoints Jean-Louis Vilgrain and Stanislas Vilgrain, and
85 S. BRAGG STREET, SUITE 600          each of them, as proxies, with power of substitution and hereby authorizes them
ALEXANDRIA, VA  22312                  to represent and to vote, as designated below, the shares of common stock of Vie de France Corporation held of record by the undersigned on September 15, 1995 at the annual meeting of stockholders to be held on October 25, 1995 or any adjournment thereof.

--------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES.
1.   ELECTION OF DIRECTORS:          / / FOR  all nominees listed                     / /  WITHHOLD AUTHORITY
                                         (except as marked to the contrary below)          to vote for all nominees listed below

Jean-Louis Vilgrain, Stanislas Vilgrain, Alexandre Vilgrain, Bruno Goussault, James V. Hackney, George A. Naddaff, and Carl M. Youngman.

(INSTRUCTION: To withhold authority to vote for any individual nominee mark that nominee's name in the space provided below.)

-------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.


        (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS OF ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE.

                                       Please sign below exactly as name appears on the account. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       DATE:                             , 1995
                                            -----------------------------


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Signature if held jointly.



               PLEASE MARK, SIGN DATE AND RETURN THE PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE.